[FORM OF FACE OF CLASS _ WARRANT CERTIFICATE]
            [THE CERTIFICATE WILL ALSO CONTAIN A RESTRICTIVE LEGEND]

No. WE                                                         100,000 Warrants

                                CLASS _ WARRANT TO
                              PURCHASE COMMON STOCK

                           NETWORK IMAGING CORPORATION

     This certifies that FOR VALUE RECEIVED Fred Kassner 69 Spring Street, Ramsey, New Jersey 07646 or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, par value $.0001 per share ("Common Stock"), of Network Imaging Corporation, a Delaware corporation (the "Company"), at any time, upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as


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Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of
$3.0625 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of December 31, 1996, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall


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cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificates or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Registered Holder may have certain registration rights referred to in the Warrant Agreement. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with


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any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly


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authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.


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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                       NETWORK IMAGING CORPORATION

                                       By
                                         ----------------------------

Dated:
       -----------------------------
                                       By
                                         ----------------------------
                                                      [seal]

Countersigned:

AMERICAN STOCK TRANSFER &
  TRUST COMPANY, as Warrant
  Agent

By
  ----------------------------


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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------
                     [please print or type name and address]

and be delivered to

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------
                     [please print or type name and address]


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and if such number of Warrants shall not be all the Warrants evidenced by this
Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:                                 X
      ----------------------------       ------------------------------


                                         ------------------------------

                                         ------------------------------
                                                    Address

                                         ------------------------------
                                         Taxpayer Identification Number

                                         ------------------------------
                                              Signature Guaranteed


                                         ------------------------------




                                      -2-

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                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, __________________ ____________________________  hereby sells, assigns and transfers unto


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------
                    [please print or type name and address]

_______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

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Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                 X
      ----------------------------       ------------------------------

                                              Signature Guaranteed


                                         ------------------------------



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.